PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
630 Fifth Ave, Ste 2400
New York, New York 10111
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 2ND QUARTER 2022 EARNINGS
•2ND QUARTER GAAP NET LOSS OF $0.76 PER DILUTED COMMON SHARE
•2ND QUARTER EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $0.31 PER DILUTED COMMON SHARE.
•GAAP BOOK VALUE OF $8.82 PER COMMON SHARE
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the second quarter ended June 30, 2022. The Company’s GAAP net loss for the second quarter was $180 million, or $0.76 per diluted common share. Earnings available for distribution(1) for the second quarter ended June 30, 2022 was $74 million, or $0.31 per diluted common share.

“Despite the challenging market environment of higher interest rates and wider credit spreads, Chimera remained committed to effectively and efficiently managing its liquidity, liabilities and capital structure during the quarter,” said Mohit Marria, CEO and Chief Investment Officer. “Securitizations and secured financing agreements provide stable, long-term financing for Chimera's credit assets. Chimera also repurchased 5.4 million shares of its common stock over the period, which is accretive to our earnings available for distribution.,”

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 5.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through its subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	June 30, 2022	December 31, 2021
Cash and cash equivalents	$158,455	$385,741
Non-Agency RMBS, at fair value (net of allowance for credit losses of $5 million and $213 thousand, respectively)	1,321,775	1,810,208
Agency RMBS, at fair value	73,454	60,487
Agency CMBS, at fair value	455,637	761,208
Loans held for investment, at fair value	11,894,421	12,261,926
Accrued interest receivable	70,201	69,513
Other assets	58,811	58,320
Total assets (1)	$14,032,754	$15,407,403
Liabilities:
Secured financing agreements ($4.0 billion and $4.4 billion pledged as collateral, respectively)	$3,148,832	$3,261,613
Securitized debt, collateralized by Non-Agency RMBS ($309 million and $365 million pledged as collateral, respectively)	81,732	87,999
Securitized debt at fair value, collateralized by Loans held for investment ($11.1 billion and $11.0 billion pledged as collateral, respectively)	7,682,291	7,726,043
Payable for investments purchased	11,555	477,415
Accrued interest payable	22,733	20,416
Dividends payable	85,675	86,152
Accounts payable and other liabilities	26,937	11,574
Total liabilities (1)	$11,059,755	$11,671,212

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 500,000,000 shares authorized, 231,748,414 and 236,951,266 shares issued and outstanding, respectively	2,317	2,370
Additional paid-in-capital	4,312,604	4,359,045
Accumulated other comprehensive income	305,730	405,054
Cumulative earnings	4,127,887	4,552,008
Cumulative distributions to stockholders	(5,775,911)	(5,582,658)
Total stockholders' equity	$2,972,999	$3,736,191
Total liabilities and stockholders' equity	$14,032,754	$15,407,403
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of June 30, 2022, and December 31, 2021, total assets of consolidated VIEs were $10,783,461 and $10,666,591, respectively, and total liabilities of consolidated VIEs were $7,293,599 and $7,223,655, respectively.

Net Income (Loss)
(dollars in thousands, except share and per share data)
(unaudited)
	For the Quarters Ended		For the Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2022	June 30, 2021
Net interest income:
Interest income (1)	$195,357	$202,175	$397,532	$495,805
Interest expense (2)	78,467	64,473	142,939	188,677
Net interest income	116,890	137,702	254,593	307,128

Increase (decrease) in provision for credit losses	4,497	240	4,737	327

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	(1,618)	—	(1,618)	—
Net unrealized gains (losses) on financial instruments at fair value	(239,246)	(370,167)	(609,412)	306,120
Net realized gains (losses) on sales of investments	—	—	—	45,313
Gains (losses) on extinguishment of debt	(2,897)	—	(2,897)	(258,914)
Other investment gains	980	—	980	—
Total other gains (losses)	(242,781)	(370,167)	(612,947)	92,519

Other expenses:
Compensation and benefits	8,859	11,353	20,211	22,669
General and administrative expenses	5,944	5,711	11,657	11,371
Servicing and asset manager fees	9,315	9,291	18,607	18,362
Transaction expenses	6,727	3,804	10,531	22,182
Total other expenses	30,845	30,159	61,006	74,584
Income (loss) before income taxes	(161,233)	(262,864)	(424,097)	324,736
Income taxes	94	(70)	24	3,824
Net income (loss)	$(161,327)	$(262,794)	$(424,121)	$320,912

Dividends on preferred stock	18,438	18,408	36,845	36,875

Net income (loss) available to common shareholders	$(179,765)	$(281,202)	$(460,966)	$284,037

Net income (loss) per share available to common shareholders:
Basic	$(0.76)	$(1.19)	$(1.95)	$1.23
Diluted	$(0.76)	$(1.19)	$(1.95)	$1.14

Weighted average number of common shares outstanding:
Basic	235,310,440	237,012,702	236,156,868	231,105,595
Diluted	235,310,440	237,012,702	236,156,868	251,723,940

Dividends declared per share of common stock	$0.33	$0.33	$0.66	$0.63
(1) Includes interest income of consolidated VIEs of $140,209 and $131,066 for the quarters ended June 30, 2022 and March 31, 2022, respectively, and $271,275 and $307,214 for the six months ended June 30, 2022 and 2021, respectively. See Note 9 to consolidated financial statements for further discussion.

(2) Includes interest expense of consolidated VIEs of $50,193 and $42,491 for the quarters ended June 30, 2022 and March 31, 2022, respectively, and $92,684 and $116,141 for the six months ended June 30, 2022 and 2021, respectively. See Note 9 to consolidated financial statements for further discussion.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Comprehensive income (loss):
Net income (loss)	$(161,327)	$163,321	$(424,121)	$320,912
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(58,369)	(26,215)	(99,324)	$(64,867)
Reclassification adjustment for net realized losses (gains) included in net income	—	(11,323)	—	$(37,116)
Other comprehensive income (loss)	(58,369)	(37,538)	(99,324)	$(101,983)
Comprehensive income (loss) before preferred stock dividends	$(219,696)	$125,783	$(523,445)	$218,929
Dividends on preferred stock	$18,438	$18,438	$36,845	$36,875
Comprehensive income (loss) available to common stock shareholders	$(238,134)	$107,345	$(560,290)	$182,054

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, interest expense on long term debt, changes in the provision for credit losses, and transaction expenses incurred. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (36 months) rather than reported as an immediate expense.

As defined, Earnings available for distribution is the Economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges. We view Earnings available for distribution as a consistent measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our board of directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our board of directors may consider when determining the amount, if any, of dividends on our common stock include (among others) REIT taxable income, dividend yield, book value, reinvestment opportunities and other cash needs. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, because Earnings available for distribution excludes certain items that impact our cash needs. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis. Certain prior period amounts have been reclassified to conform to the current period's presentation.

	For the Quarters Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(dollars in thousands, except per share data)
GAAP Net income (loss) available to common stockholders	$(179,765)	$(281,202)	$(718)	$313,030	$144,883
Adjustments:
Net unrealized (gains) losses on financial instruments at fair value	239,246	370,167	108,286	(239,524)	(36,108)
Net realized (gains) losses on sales of investments	—	—	—	—	(7,517)
(Gains) losses on extinguishment of debt	2,897	—	(980)	25,622	21,777
Interest expense on long term debt	—	—	—	238	959
Increase (decrease) in provision for credit losses	4,497	240	92	(386)	453
Net unrealized (gains) losses on derivatives	1,618	—	—	—	—
Transaction expenses	6,727	3,804	4,241	3,432	5,745
Stock Compensation expense for retirement eligible awards	(309)	723	(363)	(365)	(361)
Other investment gains	(980)	—	—	—	—
Earnings available for distribution	$73,931	$93,732	$110,558	$102,047	$129,831

GAAP net income (loss) per diluted common share	$(0.76)	$(1.19)	$(0.00)	$1.30	$0.60
Earnings available for distribution per adjusted diluted common share	$0.31	$0.39	$0.46	$0.42	$0.54

The following tables provide a summary of the Company’s MBS portfolio at June 30, 2022 and December 31, 2021.

	June 30, 2022
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,203,494	$46.59	70.95	4.7%	18.3%
Subordinated	509,636	67.93	68.69	4.6%	7.1%
Interest-only	3,468,368	4.96	3.40	1.4%	7.9%
Agency RMBS
Interest-only	1,709,415	7.36	4.30	1.4%	1.0%
Agency CMBS
Project loans	304,305	101.93	104.00	4.3%	4.1%
Interest-only	2,732,537	5.42	5.09	0.7%	4.3%
(1) Bond Equivalent Yield at period end.

	December 31, 2021
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,283,788	$48.02	$76.78	4.5%	18.0%
Subordinated	845,432	68.10	77.12	3.8%	7.1%
Interest-only	3,904,665	4.90	4.42	1.7%	13.2%
Agency RMBS
Interest-only	992,978	10.37	6.09	1.3%	0.3%
Agency CMBS
Project loans	560,565	101.77	109.61	4.3%	4.1%
Interest-only	2,578,640	5.70	5.69	0.7%	4.6%
(1) Bond Equivalent Yield at period end.

At June 30, 2022 and December 31, 2021, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	June 30, 2022			December 31, 2021
	(dollars in thousands)
	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates
1 to 29 days	322,212	1.46%	1.12% - 1.75%	1,018,670	0.73%	0.11% - 1.95%
30 to 59 days	383,451	2.67%	1.18% - 4.40%	379,031	1.66%	1.55% - 1.70%
60 to 89 days	98,567	2.09%	1.73% - 2.44%	342,790	1.86%	0.90% - 2.35%
90 to 119 days	234,331	3.93%	2.42% - 4.65%	67,840	1.66%	1.66% - 1.66%
120 to 180 days	387,481	3.21%	2.45% - 3.60%	157,944	1.38%	0.95% - 1.45%
180 days to 1 year	1,137,376	3.45%	2.76% - 4.60%	895,210	3.70%	1.95% - 4.38%
1 to 2 years	585,414	4.25%	3.39% - 4.38%	143,239	3.05%	3.05% - 3.05%
Greater than 3 years	—	NA	NA	256,889	5.56%	5.56% - 5.56%
Total	$3,148,832	3.26%		$3,261,613	2.30%
(1) The principal balance for secured financing agreements in the table above is net of $3 million of deferred financing cost as of December 31, 2021.

The following table summarizes certain characteristics of our portfolio at June 30, 2022 and December 31, 2021.

	June 30, 2022	December 31, 2021
GAAP Leverage at period-end	3.7:1	3.0:1
GAAP Leverage at period-end (recourse)	1.1:1	0.9:1

	June 30, 2022	December 31, 2021	June 30, 2022	December 31, 2021
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	7.8%	10.1%	9.6%	12.1%
Senior	4.1%	4.5%	6.2%	6.5%
Subordinated	2.5%	4.2%	2.5%	4.4%
Interest-only	1.2%	1.4%	0.9%	1.2%
Agency RMBS	0.9%	0.8%	0.5%	0.4%
Pass-through	—%	—%	—%	—%
Interest-only	0.9%	0.8%	0.5%	0.4%
Agency CMBS	3.4%	5.3%	3.3%	5.2%
Project loans	2.3%	4.2%	2.3%	4.2%
Interest-only	1.1%	1.1%	1.0%	1.0%
Loans held for investment	87.9%	83.8%	86.6%	82.3%
Fixed-rate percentage of portfolio	95.7%	95.4%	94.9%	94.4%
Adjustable-rate percentage of portfolio	4.3%	4.6%	5.1%	5.6%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for interest expense on long term debt and any interest earned on cash. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for interest payments on long term debt and any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting interest payments on long term debt and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Interest Expense on Long Term Debt	Economic Interest Expense	GAAP Net Interest Income	Other (1)	Economic Net Interest Income
For the Quarter Ended June 30, 2022	$195,357	$78,467	$—	$78,467	$116,890	$(81)	$116,809
For the Quarter Ended March 31, 2022	$202,175	$64,473	$—	$64,473	$137,702	$(18)	$137,684
For the Quarter Ended December 31, 2021	$221,162	$66,598	$—	$66,598	$154,564	$(12)	$154,552
For the Quarter Ended September 30, 2021	$220,579	$71,353	$(239)	$71,114	$149,226	$220	$149,446
For the Quarter Ended June 30, 2021	$252,677	$80,610	$(959)	$79,651	$172,067	$936	$173,003
(1) Primarily interest expense on Long term debt and interest income on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	June 30, 2022			March 31, 2022
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$126,498	$312	1.0%	$113,723	$253	0.9%
Agency CMBS	466,403	5,938	5.1%	559,478	22,870	16.4%
Non-Agency RMBS	1,098,317	39,362	14.3%	1,310,359	45,675	13.9%
Loans held for investment	12,378,236	149,664	4.8%	11,599,206	133,359	4.6%
Total	$14,069,454	$195,276	5.6%	$13,582,766	$202,157	6.0%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Secured financing agreements collateralized by:
Agency RMBS	$14,665	$36	1.0%	$20,342	$31	0.6%
Agency CMBS	336,379	770	0.9%	435,545	270	0.2%
Non-Agency RMBS	831,864	6,221	3.0%	817,261	5,448	2.7%
Loans held for investment	2,190,270	18,077	3.3%	1,948,974	12,839	2.6%
Securitized debt	8,330,885	53,363	2.6%	7,870,127	45,885	2.3%
Total	$11,704,063	$78,467	2.7%	$11,092,249	$64,473	2.3%

Economic net interest income/net interest rate spread		$116,809	2.9%		$137,684	3.7%

Net interest-earning assets/net interest margin	$2,365,391		3.3%	$2,490,517		4.1%

Ratio of interest-earning assets to interest bearing liabilities	1.20			1.22

(1) Interest-earning assets at amortized cost

The table below shows our Net Income and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended June 30, 2022	(20.45)%	14.81%	13.29%
For the Quarter Ended March 31, 2022	(29.72)%	15.57%	14.38%
For the Quarter Ended December 31, 2021	1.87%	16.30%	15.45%
For the Quarter Ended September 30, 2021	35.47%	15.99%	14.54%
For the Quarter Ended June 30, 2021	18.16%	19.24%	19.47%
* Excludes long term debt expense.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Balance, beginning of period	$258,494	$333,546	$352,545	$338,024	$358,562
Accretion of discount	(17,408)	(19,470)	(22,172)	(21,820)	(37,986)
Purchases	—	—	—	1,995	(3,453)
Sales	—	—	—	—	(17,123)
Elimination in consolidation	—	(60,361)	—	—	—
Transfers from/(to) credit reserve, net	305	4,779	3,173	34,346	38,024
Balance, end of period	$241,391	$258,494	$333,546	$352,545	$338,024

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning

Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.